Exhibit 99.1

Datalink Corporation (ticker: DTLK, exchange: Nasdaq) News Release – October 14, 2003

DATALINK CORPORATION TO ANNOUNCE COST REDUCTION INITIATIVES

Live Webcast of Conference Call scheduled for Monday, October 20, 2003 at 9:30 A.M Central Time

MINNEAPOLIS – October 14, 2003 - Datalink Corporation (Nasdaq: DTLK), a leading independent information storage architect, today announced that it changed the date of the release of its operating results for the three and nine month periods ended September 30, 2003 until Monday, October 20, 2003.  The Company reaffirmed its Q3 operating results guidance provided on September 29, 2003.  In light of that information, the Company is developing additional cost reduction initiatives and plans to explain these in the upcoming operating results release.

Webcast

A live Webcast of the Datalink conference call to discuss operating results and the new cost reduction initiatives is scheduled for Monday, October 20, 2003 at 9:30 A.M. Central Time and can be heard via Datalink’s Website, www.datalink.com.

Datalink Corporation is an information storage architect. The company analyzes, designs, implements, and supports information storage infrastructures that store, protect, and provide continuous access to information. Datalink’s specialized capabilities and solutions span storage area networks, network-attached storage, direct-attached storage, and IP-based storage, using industry-leading hardware, software, and technical services.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements.  This press release contains forward-looking statements, including our internal projections of anticipated third quarter 2003 operating results, which reflect our views regarding future events and financial performance.  These forward-looking statements are subject to certain risks and uncertainties, including those identified below, which could cause actual results to differ materially from historical results or those anticipated.  The words “aim,” “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions which indicate future events and trends identify forward-looking statements.  Actual future results and trends may differ materially from historical results or those anticipated depending upon a variety of factors, including, but not limited to:  the level of continuing demand for storage, including the effects of current economic conditions; competition and pricing pressures and timing of our installations that may adversely affect our revenues and profits; fixed employment costs that may impact profitability if we suffer revenue shortfalls; revenue recognition policies that may unpredictably defer reporting of our revenues; our ability to hire and retain key technical and sales personnel; our dependence on key suppliers; our ability to adapt to rapid technological change; risks associated with possible future acquisitions; fluctuations in our quarterly operating results; future changes in applicable accounting rules; and volatility in our stock price.

# # #

Company contacts:

Investor Relations:		Analyst Contact:
Kim Payne		Dan Kinsella
Investor Relations Coordinator		Vice President Finance and Chief Financial Officer
Phone:	952-279-4794	Phone: 952-944-3462
Fax:	952-944-7869
e-mail: investor@datalink.com
web site: www.datalink.com